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                                                                 Exhibit 10.32

                  NONCOMPETITION AND NONSOLICITATION AGREEMENT

         THIS NONCOMPETITION AND NONSOLICITATION AGREEMENT (this "Agreement") is entered into as of ______, 2001 by and among Endorex Corporation, a Delaware corporation located at 28101 Ballard Drive, Suite F, Lake Forest, IL 60045 (the "Company"), and Steve H. Kanzer, an individual with an address at 300 South Point South Point Drive, Apartment 3501, Miami Beach, Florida 33139 ("Officer") and, for purposes of Section 1.4 of this Agreement only, Corporate Technology Development, Inc. ("CTD"). In consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                    RECITALS

                  A. The Company, Roadrunner Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and CTD, have entered into an Agreement and Plan of Merger and Reorganization, dated as of _____________, 2001 (the "Merger Agreement"), which provides for, upon the terms and subject to the conditions set forth therein, a business combination between the Company and CTD by means of a merger of Merger Sub with and into CTD (the "Merger"), with CTD thereby becoming a wholly-owned subsidiary of the Company.

                  B. Officer is an officer, director and security holder of CTD and will receive substantial consideration in the Merger, including receipt of shares of, and options exercisable for, common stock of the Company in exchange for shares of, and options exercisable for, capital stock of CTD.

                  C. Officer's employment by, or other association with, a competitor to the Company would substantially benefit that competitor and would correspondingly harm the Company and reduce the value received by the Company in the Merger.

                  D. Parent and Merger Sub are willing to enter into the Merger Agreement only upon the condition that the Officer enter into this Agreement.

                  E. In order to induce Parent and Merger Sub to enter into the Merger Agreement, Officer is willing to enter into this agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.       CONFIDENTIALITY AND INVENTIONS

         1.1. Officer agrees that Officer will not, directly or indirectly, use or disclose to any person, firm or corporation, any confidential information, trade secrets, technical data and know-how of the Company, including but not limited to information relating to customer lists, customer contact information, marketing materials,

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                  pricing information, financial information, employee
                  information, business practices, any other information of the Company not generally known to the public, or the products, research, development, processes, methods and equipment of the Company and its subsidiaries, including CTD and its subsidiaries ("Proprietary Information"), without the prior written consent of the Company. Proprietary Information does not, however, include information that is or becomes generally available in the pharmaceuticals industry other than by breach of this Agreement by Officer.

         1.2. Officer agrees that any and all inventions, discoveries, improvements, processes, compounds, or formulae (collectively "Inventions"), whether or not patentable or registerable under patent, copyright, or similar statutes, that were made, conceived, discovered or acquired by Officer, solely or jointly with others, in the course of performing services for or acting as an employee or officer of the Company, CTD or any of their subsidiaries, or which result from the use of premises owned, leased, or contracted by CTD, the Company or any of their subsidiaries and which may be used or useful in or relate to the business of the Company and its subsidiaries, including CTD and its subsidiaries, shall be the property of the Company. Officer hereby assigns to the Company all of Officer's right, title and interest in and to any such Inventions, including, without limitation, all Inventions discovered or acquired by Officer during or in connection with his employment by CTD or any of its subsidiaries. Without limiting the foregoing, Officer further acknowledges that all original works of authorship by Officer, whether created alone or jointly with others, which are protectable by copyright, are "works made for hire" within the meaning of the United States Copyright Act, 17 U.S.C. Section 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Company. If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. Section 101, as amended, such work is hereby assigned or transferred completely and exclusively to the Company. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Officer hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. Officer agrees to confirm any such waivers and consents from time to time as may be reasonably requested by the Company.

         1.3. Officer shall, as requested by the Company at any time and from time to time, execute and deliver to the Company any instruments deemed necessary by the Company to effect disclosure and assignment of the Inventions to it or to persons designated by it and shall cooperate with the Company as may be reasonably required with regard to, and shall execute and deliver to the Company, any patent, copyright or trademark applications (United States or foreign) and renewals with respect thereto, including any other instruments deemed necessary by the


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                  Company for the prosecution of such patent,
                  copyright or trademark application or the acquisition of letters patent. Officer's obligation to assist the Company in obtaining and enforcing patents, copyrights or trademarks for such Inventions in any and all countries shall continue beyond the termination of this Agreement, but the Company shall compensate Officer at a rate of two hundred and fifty dollars ($250) per hour after such termination for time actually spent at the Company's request on such assistance. In the event the Company is unable, after reasonable effort, to secure the signature of Officer on any document or documents needed to apply for or prosecute any patent, copyright or to other right or protection relating to an Invention, whether because of physical or mental incapacity or for any other reason whatsoever, Officer hereby irrevocably designates and appoints the Company and its duly authorized agents as agent and attorney-in-fact, to act for and on behalf of Officer to execute and file any such application or applications and to do all other lawfully permitted acts to further prosecution and issuance of patents, copyrights or other similar protection thereon with the same legal force and effect as if executed by Officer

         1.4. The parties hereto hereby agree and acknowledge that the Employment Agreement by and among Officer and CTD, dated as of December 14, 1998 (the "CTD Employment Agreement") is terminated as of the date hereof and Officer hereby specifically waives the provisions and the rights set forth in Sections 3 and 7 of the CTD Employment Agreement, including, but not limited to, any payments related to termination of Officer's employment with CTD, bonuses, milestone payments or carried interest in licenses, technologies or acquisitions by CTD or any subsidiaries of CTD. Officer hereby resigns from any and all positions held by Officer within CTD or any subsidiaries of CTD and acknowledges and agrees that other than as provided in Section 1.6(h) of the Merger Agreement, no obligations or amounts are owed to Officer (whether in cash, equity or otherwise) under the CTD Employment Agreement or pursuant to any other agreement, understanding or arrangement under which CTD or any subsidiaries of CTD would be so obligated.

2.       RESTRICTIVE COVENANTS

         2.1. For a period of one (1) year from the date hereof, Officer will not, directly or indirectly, (i) engage in; (ii) have any interest in any person, firm, or corporation (except an interest that is less than five percent (5%) of the outstanding stock of a publicly traded corporation) that engages in; or (iii) perform any services for any person, firm, or corporation that engages in the development, research relating to, manufacture, processing, marketing, distribution, or sale of (a) orally delivered corticosteroids for the treatment of Graft Versus Host Disease, Crohns Disease, ulcerative colitis, or any other related gastrointestinal disorder(s), (b) orally delivered solutions of Azathioprine, or analogs thereof for the supression of the immune system or any part thereof, including the uses that as of the date hereof are approved by the U.S. Food and Drug Administration,
                  (c) imidazole-like compounds or analogs thereof for the treatment of dry eye syndrome or blepharitis, (d) the Allergan BoTox(R) program, (e) polymer based drug delivery


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                  technologies for the rapid dissolution into suspension of
                  normal and controlled release drugs in tablet form, including the UM Technology, (f) oral and nasal delivery of proteins, or peptides utilizing lipid-based, liposomal-based or polymer-based technologies, (g) delivery of iron chelating compound(s) via an ambulatory, subcutaneous, micro-injection pump device, or (h) muramyl dipeptide immunomodulators for treatment of cancers or infectious diseases.

         2.2. For a period of one (1) year from the date hereof, Officer will not, directly or indirectly, solicit business from any of the clients or customers of the Company or any of its subsidiaries, including CTD and its subsidiaries.

         2.3. For a period of one (1) year from the date hereof, Officer will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of the Company or any of its subsidiaries.

         2.4. Officer represents that his experience and capabilities are such that the provisions of this Section 2 will not prevent him from earning a livelihood.

         2.5. On condition that he otherwise complies with the terms of this Agreement, including without limitation the restrictive covenants contained within this Section 2, the Officer may at any time contact and do business with any person or entity that the Officer had dealings with in his capacity as an employee of CTD.

3.       NO CONFLICT WITH OR BREACH OF OTHER AGREEMENTS.

         3.1. Officer hereby represents, warrants and covenants that (a) Officer is not party to any agreement, contract, arrangement or understanding that prohibits or purports to prohibit Officer from entering into this Agreement and performing duties hereunder, and (b) the execution, delivery and performance by Officer of this Agreement will not constitute a breach of or default under any agreement, contract, arrangement or understanding to which Officer is a party or which is or purports to be binding upon Officer.

4.       MISCELLANEOUS

         4.1. This Agreement shall be binding upon and for the benefit of the parties hereto and their respective heirs, executors, administrators, successors, devisees and assigns; provided, however, that Officer may not assign rights or delegate duties under this Agreement without the prior written consent of the Company and that any attempt by Officer to do so without such consent shall be void.

         4.2. This Agreement contains the entire understanding and agreement of the parties with respect to the relationship between the Company and Officer (other than as a security holder and board member of the Company), and it may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by the parties hereto.


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         4.3.     This document may be executed in any number of counterparts, each of which shall be deemed to be an original and shall fully bind each party who has executed it, but all such counterparts together shall constitute one and the same agreement.

         4.4. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for the breach of this Agreement.

         4.5. The parties agree that it is not their intention for this Agreement to violate any public policy or statutory or common law. The parties intend that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies in the jurisdiction in which enforcement is sought. The parties intend that the noncompetition and nonsolicitation provisions contained in Section 2 be construed as a series of separate covenants by Officer. Accordingly, to the extent that any provisions hereunder shall be adjudicated to be invalid or unenforceable in any jurisdiction in which they apply, such provisions and such provisions only shall be deemed amended or reformed to the minimum extent necessary in order for the provisions to be valid and enforceable.

         4.6. This Agreement shall be construed and enforced pursuant to the laws of the State of Illinois, without giving effect to conflict of law principals.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              Endorex Corporation:
                                                        -----------------------
                                                        Name:  Michael S. Rosen
                                                        Title:  President



                              Officer:
                                                        -----------------------
                                                        Steve H. Kanzer



         IN WITNESS WHEREOF, CTD has executed this Agreement for the purposes of
Section 1.4 hereof as of the day and year first above written.

                              Corporate Technology
                              Development, Inc.:
                                                        -----------------------
                                                        Name:
                                                        Title:








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